As filed with the Securities and Exchange Commission on October 26, 2000.

                                          Registration No. 333-__________
===========================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                               ----------------------

                                      FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       --------------------------------------
                                PICK-UPS PLUS, INC.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)

               DELAWARE                                    31-12440524
      ----------------------------------                 ----------------
      (State or other Jurisdiction                       (I.R.S. Employer
       of Incorporation or Organization)                 Identification
                                                         No.)


          5181 Natorp Boulevard, Suite 530 Mason, Ohio      45040
          --------------------------------------------   ----------
            (Address of Principal Executive Offices)     (Zip Code)

                      --------------------------------------

                CONSULTING SERVICES CONTRACT WITH MARK DESTEFANO
                              AND WITH ROBERT HORNE
                              (Full Title of Plan)

                      --------------------------------------

                                 John Fitzgerald
                             Chief Executive Officer
                              5181 Natorp Boulevard
                               Mason, Ohio  45040
                       (Name and Address of agent for service)

                                 (513) 398-4344
         -------------------------------------------------------------
         (Telephone Number, including area code, of agent for service)

                      --------------------------------------
                                      Copy to:
                                Seth A. Farbman, P.C.
                                   Seth A. Farbman
                                 138-54 Jewel Avenue
                                 Flushing, NY 11367
                                   (718) 261-4327


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                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE
                     --------------------------------------

                                        PROPOSED    PROPOSED
                                        MAXIMUM     MAXIMUM
                                        OFFERING    AGGREGATE   AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE      PRICE       OFFERING    REGISTRATION
TO BE REGISTERED      REGISTERED(1)     PER UNIT    PRICE       FEE (2)
=============================================================================
Common Stock,         1,000,000 shares  $0.255      $255,000    $68.00
par value
$.001 per share
=============================================================================
(1) This Registration Statement relates to 1,000,000 shares of the Registrant's Common Stock, par value $.001 per share, to be issued upon conversion of certain warrants granted pursuant to the terms of the Consulting Services Contracts with Mark DeStefano and with Robert Horne.

(2)   Pursuant to Rule 457(c) of the Securities Act of 1933 (the
"Securities Act") the registration fee is calculated on the basis of the average of the bid and ask prices for the Common Stock as quoted on the Over-the-Counter Bulletin Board on October 20, 2000, $.255

=============================================================================

                                       PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act, and are incorporated herein by reference.


ITEM 1. PLAN INFORMATION

        The information required to be provided pursuant to this Item to the individual participants, Mark DeStefano and Robert Horne, is set forth in the consulting services contract with Mark DeStefano and in the consulting services contract with Robert Horne, dated October 23, 2000 (the "Consulting Services Contracts"). See Exhibits 4.1 and 4.2.


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        Written statement required to be provided to participants pursuant to this Item 2:

        We will provide without charge to each participant in the Consulting Services Contracts, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to Pick-Ups Plus, Inc., John Fitzgerald, 5181 Natorp Boulevard, Mason, Ohio 45040, (513)398-4344.


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                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The contents of the following documents filed by PICK-UPS PLUS, INC., a Delaware corporation ("Pick-Ups Plus" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement ("Registration Statement") by reference:

      (i) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and

      (ii) Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000.

      All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to each participant in the written compensation contracts, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that the Company shall indemnify its directors provided that such indemnification shall not eliminate or limit the liability of a director (a) for any breach of the director's duty or loyalty to the corporation or its stockholders, (b) for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law ("DGCL"), or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.



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


     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.



ITEM 8.  EXHIBITS

Exhibit No.                Description of Exhibits

 3. 1         Certificate of Incorporation of the Company (filed as
              Exhibit 3.a to the Company's Registration Statement on Form SB2 as filed with the Commission on May 11, 1999).
 3.2 Certificate of Amendment of the Certificate of Incorporation of the Company (filed as Exhibit 3.b to the Company's Registration Statement on Form SB2 as filed with the Commission on May 11, 1999).
 3.3 Bylaws of the Company(filed as Exhibit 3.c to the Company's Registration Statement on Form SB2-A as filed with the Commission on July 7, 1999).
 4.1 Consulting Services Contract dated October 23, 2000 between Pick Ups Plus, Inc. and Mark DeStefano(filed herewith).
 4.2 Consulting Services Contract dated October 23, 2000 between Pick Ups Plus, Inc. and Robert Horne (filed herewith).
 5.1          Opinion of Seth A. Farbman, P.C. (filed herewith).
23.1 Consent of Lazar, Levine & Felix LLP, Certified Public Accountants(filed herewith).
23.2          Consent of Seth A. Farbman, P.C. (Included in Exhibit 5.1).




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ITEM 9. UNDERTAKINGS

        (a)  UNDERTAKING TO UPDATE

             The undersigned Registrant hereby undertakes:


               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

             (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c)   UNDERTAKING WITH RESPECT TO INDEMNIFICATION

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                             SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mason, State of Ohio, on this 24th day of October, 2000.

                                            PICK-UPS PLUS, INC.

                                            By: /s/ John Fitzgerald
                                            ---------------------------
                                            John Fitzgerald
                                            CHIEF EXECUTIVE OFFICER


        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 24th day of October, 2000.


         SIGNATURE                                   TITLE
         ---------                                   -----
  /s/ John Fitzgerald                 Chief Executive Officer and Chairman
  ----------------------------------  of the Board (principal executive
      John Fitzgerald                 officer)

  /s/ Robert White                    Chief Accounting Officer, (principal
  ----------------------------------- accounting officer)
      Robert White


  /s/ Erin Shueler                    Treasurer
  ----------------------------------
      Erin Shueler


  /s/ Joe Lamble                      Director
  ----------------------------------
      Joe Lamble


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                              INDEX TO EXHIBITS


Exhibit No.                Description of Exhibits

 3.1         Certificate of Incorporation of the Company (filed as
             Exhibit 3.a to the Company's Registration Statement on Form SB2 as filed with the Commission on May 11, 1999).
 3.2 Certificate of Amendment of the Certificate of Incorporation of the Company (filed as Exhibit 3.b to the Company's Registration Statement on Form SB2 as filed with the Commission on May 11, 1999).
 3.3 Bylaws of the Company(filed as Exhibit 3.c to the Company's Registration Statement on Form SB2-A as filed with the Commission on July 7, 1999).
 4.1 Consulting Services Contract dated October 23, 2000 between Pick Ups Plus, Inc.(filed herewith).
 4.2         Consulting Services Contract dated October 23, 2000 between
             Pick Ups
             Plus, Inc. and Robert Horne (filed herewith).
 5.1         Opinion of Seth A. Farbman, P.C. (filed herewith).
23.1 Consent of Lazar, Levine & Felix LLP, Certified Public Accountants (filed herewith).
23.2         Consent of Seth A. Farbman, P.C. (Included in Exhibit 5.1).


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